EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RegeneRx (the “Company”) on Form 10-KSB for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, J.J. Finkelstein, President and Chief Executive Officer of RegeneRx, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of the Securities Act of 1933; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2005	/s/ J.J. Finkelstein
J.J. Finkelstein President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)